Exhibit 10.19

TN-K Energy Group Inc.
649 Sparta Highway, Suite 102
Crossville, TN  38555

December 15, 2010

Mr. Dan Page
Post Office Box 574
Crossville, TN  38557

Re:	TN-K Energy Group Inc., formerly known as Digital Lifestyles Group, Inc. (the “Company”) Fifth Amendment to Convertible Line of Credit Note Agreement

Dear Mr. Page:

Reference is hereby made to that certain Convertible Line of Credit Note Agreement dated as of April 23, 2007 by and between the Company and you, as amended by the First Amendment dated September 27, 2008 and as further amended by the Second Amendment dated May 1, 2009, the Third Amendment dated December 8, 2009 and the Fourth Amendment dated June 29, 2010 (collectively, the “Note”).

You hereby agree to amend the Note to extend the due date of the Note to December 31, 2011.

All other terms and conditions as set forth in the Note shall remain the same.

This Fifth Amendment may not be amended or waived except by an instrument in writing signed by the Company and you.  This Fifth Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Fifth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This Fifth Amendment shall be governed by, and construed in accordance with, the laws of the State of Tennessee.  This Fifth Amendment sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

TN-K Energy Group Inc. By: _______________________ Ken Page, Chief Executive Officer

The foregoing terms are agreed to as of
the day and date above.

________________________________
Dan Page